Exhibit 8.2

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
www.dlapiper.com

February 13, 2025

Akoya Biosciences, Inc.

100 Campus Drive, 6th Floor

Marlborough, Massachusetts 01752

Ladies and Gentlemen:

We have acted as counsel to Akoya Biosciences, Inc., a Delaware corporation (“Company”), in connection with the preparation and execution of the Agreement and Plan of Merger, dated January 9, 2025 (the “Agreement”), by and among Quanterix Corporation, a Delaware corporation (“Parent”), Wellfleet Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Company, pursuant to which Merger Sub shall be merged with and into Company with Company as the surviving corporation (the “Merger”).

The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”), including the joint proxy statement/prospectus forming a part thereof, filed by Parent on the date hereof with respect to the Parent Shares to be issued to Company Stockholders in exchange for their Company Shares in the Merger.  This opinion is being rendered pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended.  Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion.  In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Merger and all related transactions will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Parent, Merger Sub and Company in the Agreement and the Registration Statement; (iii) the continuing truth and accuracy

Akoya Bioscience, Inc.

at all times through the Effective Time of the certificates of representations provided to us by Parent, Merger Sub and Company on the date hereof; and (iv) that any such statements, representations or warranties made “to the knowledge,” or based on belief or intention, or similarly qualified, are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and therein, the disclosure contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” insofar as it addresses the material U.S. federal income tax considerations of the Merger for beneficial owners of Company Shares and discusses matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, except as otherwise indicated, expresses our opinion as to the material U.S. federal income tax consequences of the Merger applicable to such holders of Company Shares.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation.  There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement.  We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including any amendment thereto.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)